October 30, 2000

Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C. 20549

     Re: Ford Motor Company Registration Statements Nos. 2-95018, 2-95020, 33-14951, 33-19036, 33-36043, 33-36061, 33-39402, 33-50194, 33-50238,
          33-54275,  33-54283, 33-54348, 33-54735, 33-54737, 33-56785, 33-58255,
          33-58785,   33-61107,  33-64605,   33-64607,   333-02735,   333-20725,
          333-27993,  333-28181,  333-46295,  333-47443,  333-47445,  333-47733,
          333-47735,  333-52399,  333-58695,  333-58697,  333-58701,  333-65703,
          333-70447,  333-74313,  333-86127,  333-87619,  333-31466,  333-37542,
          333-37536,  333-38586,  333-40260, 333-37396, 333-38580, and 333-40258
          on Form S-8, and 333-67209 and 333-86035 on Form S-3.



Commissioners:

We are aware that our report dated October 17, 2000 on our review of interim financial information of Ford Motor Company (the "Company") as of and for the period ended September 30, 2000 and included in the Company's quarterly report on Form 10-Q for the quarter then ended is incorporated by reference in the afore referenced Registration Statements.

Very truly yours,

/s/PricewaterhouseCoopers LLP

PricewaterhouseCoopers LLP
Detroit, Michigan

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